SCHEDULE A

Fund and Share Class	Expense Limit
Schwab Money Market Fund	71 bps
Schwab U.S. Treasury Money Fund	60 bps
Schwab Government Money Fund	75 bps
Schwab Municipal Money Fund – Sweep Shares	62 bps
Schwab Municipal Money Fund – Value Advantage Shares	45 bps
Schwab CA Municipal Money Fund – Sweep Shares	60 bps
Schwab CA Municipal Money Fund – Value Advantage Shares	45 bps
Schwab NY AMT Tax-Free Money Fund – Sweep Shares	65 bps
Schwab NY AMT Tax-Free Municipal Money Fund – Value Advantage Shares	45 bps
Schwab MA AMT Tax-Free Money Fund – Sweep Shares	65 bps
Schwab PA Municipal Money Fund – Sweep Shares	65 bps
Schwab NJ AMT Tax-Free Money Fund – Sweep Shares	65 bps
Schwab AMT Tax-Free Money Fund – Sweep Shares	62 bps
Schwab AMT Tax-Free Money Fund – Value Advantage Shares	45 bps
Schwab Cash Reserves	66 bps
Schwab Advisor Cash Reserves – Sweep Shares	66 bps
Schwab Advisor Cash Reserves – Premier Sweep Shares	59 bps
Schwab Value Advantage Money Fund – Investor Shares	45 bps
Schwab CA AMT Tax-Free Money Fund – Value Advantage Shares	45 bps
Schwab Treasury Obligations Money Fund – Sweep Shares	65 bps
Schwab Treasury Obligations Money Fund – Value Advantage Shares	45 bps

Dated as of April 2, 2012

By:	/s/ George Pereira	By:	/s/ John Sturiale
George Pereira Sr. Vice President and Chief Financial Officer Charles Schwab Investment Management, Inc.		John Sturiale Vice President Charles Schwab & Co., Inc.